UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 4, 2008

TERADATA CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Delaware	75-3236470
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2835 Miami Village Drive

Miamisburg, Ohio 45342

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 242-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 4, 2008, the Board of Directors (the “Board”) of Teradata Corporation (“Teradata”) accepted the resignation of C. K. Prahalad (“Mr. Prahalad”) as a Class I director of Teradata and approved the re-appointment of Mr. Prahalad as a Class II director, effective immediately thereafter on February 4, 2008. Mr. Prahalad will serve as a Class II director until the 2009 Annual Meeting of Stockholders or until such time as his successor is duly elected and qualified or as otherwise provided in Teradata’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. He is an independent director, and there continue to be no arrangements or understandings between Mr. Prahalad and any other person pursuant to which Mr. Prahalad was selected as a director. There are no transactions involving Mr. Prahalad that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Prahalad will continue as a member of both the Audit Committee and the Committee on Directors and Governance of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

Dated: February 8, 2008	By:	/s/ Laura K. Nyquist
Laura K. Nyquist General Counsel and Secretary

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